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                                                                    EXHIBIT 23.1

                                              One International Place
[LOGO] WOLF & COMPANY, P.C.                   Boston Massachusetts 02110-9801
       Certified Public Accountants           (617)439-9700 fax: (617)439-0476
       and Business Consultants
                                              1441 Main Street
                                              Springfield, Massachusetts 01103
                                              (413)747-9042 fax:(413)733-1990
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


       We consent to the use in this Registration Statement on Form S-1 and Prospectus of Mystic Financial, Inc. (proposed holding company for Medford Co-operative Bank) of our report dated July 29, 1997, on the consolidated balance sheets of Medford Co-operative Bank as of June 30, 1997 and 1996, and the related consolidated statements of income, changes in surplus and cash flows for each of the years in the three-year period ended June 30, 1997 and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

                                                Wolf & Company, P.C.




Boston, Massachusetts
August 27, 1997


     Member of Associated Regional Accounting Firms and TGI International